Consent of Independent Certified Public Accountants

     We have issued our report dated October 13, 1995 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 237 as of August 31, 1995, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
December 22, 1995